EXHIBIT 99.1

Trulia Reports Third Quarter 2013 Results

Trulia and Market Leader add almost 5,900 subscribers in third quarter; combined companies now provide the leading end-to-end platform for the real estate industry

SAN FRANCISCO, October 29, 2013 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for homebuyers, sellers, renters and real estate professionals, today announced financial results for the third quarter ended September 30, 2013.

“Trulia and Market Leader now offer an unprecedented, end-to-end marketing solution for real estate professionals, and we are already seeing evidence of the rapid adoption of our platform by the industry,” said Pete Flint, Chief Executive Officer of Trulia. “Trulia’s vibrant marketplace for consumers and real estate professionals, combined with Market Leader’s comprehensive operating system for the real estate industry, enabled us to add almost 5,900 more subscribers this quarter – the most we have ever added in a quarter. We now serve over 56,000 subscribers, by far the largest professional customer base in our industry.”

Beginning this quarter, Trulia and Market Leader will report their quarterly results as a combined company, following the completion of their merger on August 20, 2013. For the third quarter of 2013, Trulia will present its consolidated financial results on a GAAP basis, reflecting the stub period contribution from Market Leader from August 21, 2013, the date following the closing of the acquisition of Market Leader, through the end of the third quarter. For illustrative purposes and for ease of comparison with prior quarters, Trulia will also present its financial results on a pro forma basis assuming contribution from Market Leader for the entire third quarter of 2013.

Financial Highlights (reflecting contribution from Market Leader from August 21, 2013 through the end of the third quarter of 2013.)

•	Total revenue for the third quarter of 2013 was $40.3 million, up 117% year-over-year.

•	Marketplace revenue of $24.8 million, up 96% year-over-year.[1]

•	Media revenue of $9.0 million, up 52% year-over-year. [1]

•	Market Leader revenue of $6.5 million.

•	Net income attributable to common stockholders for the quarter was $7.0 million, or $0.19 on a diluted basis, compared with a net loss of $1.7 million, or $0.19 per share on a basic and diluted basis, in the third quarter of 2012.

•	Adjusted EBITDA for the quarter was $4.8 million, compared with $0.3 million in the third quarter of 2012. Excluding the contribution from Market Leader, Adjusted EBITDA for the quarter was $4.7 million.

•	Adjusted net income attributable to common stockholders for the quarter was $18.4 million, or $0.49 per share on a diluted basis, compared with an adjusted net loss of $0.9 million, or $0.10 per share on a basic and diluted basis, in the third quarter of 2012.

Financial Highlights (reflecting a full quarter contribution from Market Leader on a pro forma basis.)

•	Total revenue for the third quarter of 2013 was $48.1 million, an increase of 59% year-over-year.

•	Marketplace revenue of $24.8 million, up 96% year-over-year.[1]

•	Media revenue of $9.0 million, up 52% year-over-year. [1]

•	Market Leader revenue of $14.3 million, up 22% year-over-year.

1.	In the third quarter of 2013, we reclassified how we report Trulia standalone Marketplace revenue and Media revenue. The reclassification relates primarily to products and services sold to mortgage lenders. The change in classification did not change the total revenue reported in any period. Trulia’s standalone Marketplace revenue and Media revenue for the third quarter of 2012 and 2013 has been recast to conform with this reclassification of revenue. See also Footnote 1 in the financial tables.

•	Consolidated net loss attributable to common stockholders for the quarter was $5.4 million.

•	Adjusted EBITDA for the quarter was $5.7 million. Excluding the contribution from Market Leader, Adjusted EBITDA for the quarter was $4.7 million.

Key Business Metrics (Market Leader metrics are for the entire third quarter of 2013 on a pro forma basis. Market Leader did not historically disclose these metrics, so historical numbers and year-over-year comparisons are not provided.)

•	Monthly unique visitors in the quarter:[2]

•	Trulia standalone: 35.3 million, an increase of 42% from 24.9 million in the same period last year.

•	Market Leader: 6.2 million to the more than 120,000 agent websites powered by Market Leader software.

•	Trulia mobile monthly unique visitors in the quarter:

•	Trulia standalone: 14.5 million, an increase of 88% from 7.7 million in the same period last year.

•	Market Leader: 1.3 million to agent websites powered by Market Leader software.

•	Subscribers at the end of the quarter:

•	Trulia standalone: subscribers were 36,401, an increase of approximately 4,300 subscribers over the prior quarter.

•	Market Leader: premium subscribers were 25,084, an increase of approximately 1,600 subscribers over the prior quarter.

•	Total combined subscribers were approximately 56,000.

•	Note: we estimate that there was a 20% overlap between the subscribers of Trulia and Market Leader during the third quarter of 2013.

•	Average monthly revenue per subscriber for the quarter:

•	Trulia standalone: ARPU was $186, a 21% increase from $154 in the same period last year.

•	Market Leader: ARPU from premium subscribers was $155.

•	New contributions to user-generated content:

•	Trulia standalone: totaled approximately 1.2 million during the quarter, a 39% increase from approximately 842,000 in the same period last year. As of September 30, 2013, this amounted to a cumulative total of more than 10 million contributions to user-generated content.

Selected Business Highlights

•	Map visualizations for hurricanes, wildfires, and tornadoes: Trulia released three new interactive natural hazard maps pinpointing areas across the United States that are prone to hurricanes, wildfires, and tornadoes. With these new maps, users will be able to visualize where their dream home is located relative to where natural hazards have hit.

•	Market Leader passes 150,000 professionals on its software platform: More than 150,000 real estate professionals are now using Market Leader’s award-winning real estate software platform. This milestone was driven by the breadth and depth of Market Leader’s software platform, which is now powering many of the nation’s leading real estate franchises, and six of the top ten brokerage companies in the United States.

•	Trulia adds 15 brokerages and franchises to Trulia Accelerate Program: Trulia Accelerate is a program that helps brokers recruit and retain agents by offering a customized package of products and services to accelerate productivity. Since launching in July, the program has

[2]	Trulia Q3 2013 unique visitors includes visitors to Trulia’s consumer facing blogs, which represent less than 1% of unique visitors in the period.

gained 16 partners and empowers nearly 70,000 agents with industry leading products and resources to help increase their productivity. Currently, 13 of the 16 partner companies rank in the 2013 Real Trends 500, a ranking of real estate brokerages determined by closed sales volume.

Outlook – Fourth Quarter 2013

Trulia is providing revenue and Adjusted EBITDA outlook for the fourth quarter of 2013 as follows:

•	Total revenue is expected to be in the range of $48.5 to $50.0 million.

•	Trulia standalone revenue is expected to be in the range of $34.0 to $35.0 million.

•	Market Leader revenue is expected to be in the range of $14.5 to $15.0 million.

•	Adjusted EBITDA is expected to be in the range of $6.6 to $7.0 million. This represents 14% of revenue at the midpoint of the range.

Conference Call Details

A conference call to discuss Trulia’s third quarter 2013 results will be held today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A live webcast of the conference call will be available on the Trulia Investor Relations website at http://ir.trulia.com/. A live dial-in will be available at 866-515-2910, or internationally at 617-399-5124, using passcode 15165969. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 98564854, until November 5, 2013.

Trulia will also release details of its results for the third quarter ended September 30, 2013 via Twitter on Tuesday, October 29, at 2 p.m. after the market close. Details of Trulia’s quarterly financial results can be viewed on Twitter at hashtag #TRLAearnings.

About Trulia, Inc.

Trulia (NYSE: TRLA) gives home buyers, sellers, owners, and renters the inside scoop on properties, places, and real estate professionals. Trulia has unique info on the areas people want to live that can’t be found anywhere else: users can learn about agents, neighborhoods, schools, crime, commute times, and even ask the local community questions. Real estate professionals use Trulia to connect with millions of transaction-ready buyers and sellers each month via our hyperlocal advertising services, social recommendations, and top-rated mobile real estate apps. Trulia’s Market Leader subsidiary delivers the leading end-to-end technology and marketing solutions that enable real estate professionals to grow and manage their businesses. Trulia is headquartered in downtown San Francisco. Trulia is a registered trademark of Trulia, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our expectations regarding our revenue and Adjusted EBITDA for the fourth quarter of 2013. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the housing market does not continue to strengthen; the risk that consumers, subscribers and advertisers do not continue to use our marketplace; the risk that we experience expenses that exceed our expectations; the risk that Trulia and Market Leader will not be integrated successfully; the risk that synergies between Trulia and Market Leader will not be realized or realized to the extent anticipated; and the risk that disruption caused by the merger that make it difficult to maintain certain strategic relationships. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the three months ended June 30, 2013 that was filed on August 12, 2013. The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted Net Income/(Loss) and Pro Forma Financial Information

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA and adjusted net income/(loss) attributable to common stockholders. We define Adjusted EBITDA as net income/(loss) adjusted to exclude interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, income taxes, stock-based compensation, and certain other infrequently occurring items that Trulia does not believe are indicative of ongoing results (such as acquisition related costs). We define adjusted net income/(loss) attributable to common stockholders as net income/(loss) attributable to common stockholders adjusted to exclude stock-based compensation, and certain other infrequently occurring items that Trulia does not believe are indicative of ongoing results (such as acquisition related costs). Adjusted EBITDA and adjusted net income/(loss) attributable to common stockholders exclude these items as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of stock-based compensation, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors. Trulia also considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of Trulia and are used by Trulia’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Trulia’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non- GAAP measures used by other companies.

For future periods, Trulia is unable to provide a reconciliation of Adjusted EBITDA to net income/(loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, change in fair value of warrant liability, stock-based compensation, and certain other infrequently occurring items, such as acquisition related costs, that are expected to be incurred in the future. For future periods, Trulia is also unable to provide a reconciliation of adjusted net income/(loss) attributable to common stockholders to net income/(loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation and certain other infrequently occurring items, such as acquisition related costs, that are expected to be incurred in the future.

In addition, Trulia’s stated results have been presented to include non-GAAP financial measures related to Trulia’s acquisition of Market Leader, which was completed on August 20, 2013. Trulia is presenting certain financial information on a pro forma basis as if the acquisition of Market Leader had been completed on July 1, 2013, and Market Leader’s standalone results for the three months ended September 30, 2013 have been added to Trulia’s standalone results for the same period. These pro forma results have not been prepared in accordance with Article 11 of Regulation S-X, and may differ materially from pro forma financial information prepared in accordance with Article 11 of Regulation S-X. In particular, these pro forma results assume that the acquisition of Market Leader closed on July 1, 2013, whereas pro forma financial information prepared in accordance with Article 11 of Regulation S-X would assume a closing date of January 1, 2012. This difference results in certain differences in presentation and purchase price accounting, including with respect to stock-based compensation expense, amortization, and taxes. These pro forma results have been prepared by management for illustrative purposes only and are not necessarily indicative of the consolidated results of operations or financial position of Trulia that would have been reported had the acquisition been completed as of July 1, 2013, or of pro forma financial information prepared in accordance with Article 11 of Regulation S-X. Trulia’s management has reviewed this information in analyzing its results for the three months ended September 30, 2013, and believes that this pro forma presentation provides useful information to investors in analyzing its financial statements for the quarter.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Ken Shuman, 415-517-7211 (Media)

pr@trulia.com

TRULIA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2013	2012	2013	2012
Revenues	$40,283	$18,544	$93,998	$47,531
Costs and expenses:
Cost of revenues (exclusive of amortization of product development cost)	6,069	2,615	13,694	7,308
Technology and development	10,058	5,235	21,484	15,140
Sales and marketing	20,189	8,441	45,785	23,638
General and administrative	9,826	3,631	20,568	9,656
Acquisition related costs	4,060	—	6,065	—

Total costs and expenses	50,202	19,922	107,596	55,742
Loss from operations	(9,919)	(1,378)	(13,598)	(8,211)
Interest income	33	3	112	10
Interest expense	(203)	(268)	(655)	(759)
Change in fair value of warrant liability	—	(46)	—	(369)

Loss before provision for income taxes	(10,089)	(1,689)	(14,141)	(9,329)
Income tax (provision)/benefit	17,107	—	16,766	—

Net income (loss) attributable to common stockholders	$7,018	$(1,689)	$2,625	$(9,329)
Net income (loss) per share attributable to common stockholders, basic	$0.20	$(0.19)	$0.08	$(1.23)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic	34,557,842	8,805,722	31,734,356	7,572,902
Net income (loss) per share attributable to common stockholders, diluted	0.19	(0.19)	0.08	(1.23)
Weighted average shares used in computing net loss per share attributable to common stockholders, diluted	37,427,935	8,805,722	34,297,275	7,572,902
Reconciliation to adjusted net loss and adjusted net loss per share attributable to common stockholders, basic and diluted, adjusted for stock-based compensation:
Net income (loss) attributable to common stockholders	7,018	(1,689)	2,625	(9,329)
Stock-based compensation (Note A)	7,290	793	10,668	1,809
Acquisition related costs	4,060	—	6,065	—

Adjusted net income/(loss) per share attributable to common stockholders	$18,368	$(896)	$19,358	$(7,520)
Adjusted net income/(loss) per share attributable to common stockholders, basic	0.53	(0.10)	0.61	(0.99)
Adjusted net income/(loss) per share attributable to common stockholders, diluted	0.49	—	0.56	—
Weighted average shares used in computing net income/(loss) per share attributable to common stockholders, diluted	37,427,935	—	34,297,275	—
Reconciliation to Adjusted EBITDA:
Net income (loss) attributable to common stockholders	$7,018	$(1,689)	$2,625	$(9,329)
Non-GAAP adjustments:
Interest income	(33)	(3)	(112)	(10)
Interest expense	203	268	655	759
Depreciation and amortization	3,380	886	6,288	2,472
Change in fair value of warrant liability	—	46	—	369
Income taxes	(17,107)	—	(16,766)	—
Stock-based compensation (Note A)	7,290	793	10,668	1,809
Acquisition related costs	4,060	—	6,065	—

Adjusted EBITDA	$4,811	$301	$9,423	$(3,930)

Reconciliation to pro forma net loss and Adjusted EBITDA, assuming a full quarter contribution from Market Leader:
Net loss attributable to common stockholders	7,018
Market Leader net loss in Q3 ’13 pre-acquisition period	(8,948)
Additional pro forma amortization	(1,655)
Additional pro forma stock-based compensation	(1,780)

Pro forma net loss	$(5,365)

Reconciliation to Adjusted EBITDA:
Non-GAAP adjustments:
Interest income	(35)
Interest expense	203
Depreciation	2,089
Amortization	3,814
Income taxes	(17,107)
Stock-based compensation	11,486
Acquisition related costs	10,623

Pro forma Adjusted EBITDA	$5,708

Note (A)

Stock-based compensation was allocated as follows:

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2013	2012	2013	2012
Cost of revenues	$200	$6	$298	$20
Technology and development	2,039	253	3,028	629
Sales and marketing	1,526	97	2,348	276
General and administrative	3,525	437	4,994	884

Total stock-based compensation	$7,290	$793	$10,668	$1,809

TRULIA, INC.

Condensed Balance Sheets

(In thousands)

(Unaudited)

	Sept 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$43,417	$100,017
Accounts receivable	13,679	6,095
Prepaid expenses and other current assets	5,853	1,413

Total current assets	62,949	107,525
Restricted cash	1,885	385
Property and equipment, net	12,524	7,069
Intangible assets, net	121,699	445
Goodwill	265,141	2,155
Other assets	622	1,385

TOTAL ASSETS	$464,820	$118,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,954	$525
Accrued liabilities	10,061	2,916
Accrued compensation and benefits	10,001	4,500
Deferred revenue	12,089	13,296
Long-term debt, current portion	3,748	2,665
Other current liabilities	601	991

Total current liabilities	38,454	24,893
Long-term debt, net of current portion	4,269	7,094
Other long-term liabilities	1,551	443

Total liabilities	44,274	32,430
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Total stockholders’ equity	420,546	86,534

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$464,820	$118,964

TRULIA, INC.

Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,625	$(9,329)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,288	2,472
Stock-based compensation	10,551	1,809
Provision for doubtful accounts	325	53
Change in fair value of warrant liability	—	369
Increase in stock appreciation rights liability	117
Release of valuation allowance	(17,160)
Amortization of debt discount	79	131
Amortization of debt issue cost	47	23
Changes in operating assets and liabilities:
Accounts receivable	(6,961)	(2,691)
Prepaid expenses and other current assets	(1,802)	(809)
Other assets	—	(533)
Accounts payable	(5,334)	(1,061)
Accrued liabilities	3,609	2,385
Accrued compensation and benefits	3,248	1,382
Deferred revenue	(1,207)	8,416
Other long-term liabilities	(184)	(265)

Net cash provided (used) in operating activities	(5,759)	2,352

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted cash and deposits	(1,500)	—
Decrease in restricted cash and deposits	413	—
Reclass from cash equivalents to short-term investments	—	(85)
Maturities of short-term investments	2,999	4,300
Purchases of property and equipment	(8,191)	(3,387)
Acquisition, net of cash acquired of $12.7 million in 2013 and $0 in 2012	(160,813)	—

Net cash provided (used) in investing activities	(167,092)	828

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of underwriting discounts	114,056	93,279
Payments of costs related to public offerings	(1,034)	(2,401)
Repayments on long-term debt	(1,848)
Value of equity awards withheld for tax liability	(201)	—
Repayments on capital lease liability	(167)	(250)
Proceeds from exercise of stock options	5,445	741

Net cash provided by financing activities	116,249	91,369

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(56,602)	94,549
CASH AND CASH EQUIVALENTS — Beginning of period	100,017	7,041

CASH AND CASH EQUIVALENTS — End of period	$43,417	$101,590

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$544	$586

Cash paid for income taxes	$395	$4

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unpaid deferred IPO/follow-on public offering costs	$—	$1,431

Stock-based compensation capitalized in product development costs	$407	$30

Conversion of preferred stock warrants to common stock warrants	$—	$666

Purchase of equipment under capital leases	$—	$119

Net change related to purchase of equipment in accounts payable and accrued liabilities	$136	$(90)

Release of valuation allowance	$17,160	$—

Shares issued and assumed related to acquisition	5,340,271	—

Footnote (1)

Reclassification of Trulia revenue:

In the third quarter of 2013, we reclassified how we report Trulia standalone Marketplace revenue and Media revenue. The reclassification relates primarily to products and services sold to mortgage lenders. The change in classification did not change the total revenue reported in any period. Trulia’s standalone Marketplace revenue and Media revenue for the third quarter of 2012 and 2013 has been recast to conform with this reclassification of revenue.

	Three Months Ended Sept 30,
	2013	2012
Marketplace revenue—reclassified ($ millions)	$24.8	$12.7
Marketplace revenue—prior classification ($ millions)	$22.9	$11.9

Media revenue—reclassified ($ millions)	$9.0	$5.9
Media revenue—prior classification ($ millions)	$10.9	$6.7